POWER OF ATTORNEY

                   PLANET HOLLYWOOD INTERNATIONAL, INC.


The undersigned Directors of Planet Hollywood International, Inc. (the "Company") hereby severally constitute and appoint Thomas Avallone and Scott E. Johnson, and each of them singularly, as attorney to sign for me and in my name, as a director of the Company, any and all documents, registrations and other papers necessary in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission"), under and in compliance with the provisions of the Securities Act of 1933 and any rules and regulations of the Commission, a Registration Statement (the "Registration Statement") on Form S-3 with respect to the registration for resale of 10,000,000 shares of the Company's Class A Common Stock beneficially owned by Keith Barish and to file with the Commission any and all amendments to any such Registration Statement with all exhibits thereto, and any applications or other documents to be filed with the Commission or any national securities exchange pertaining to such securities or to such registration, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done, hereby ratifying and approving the acts of said attorney.


Dated November 10, 1998


/s/ Michael Tarnopol
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Michael Tarnopol
Director